EXHIBIT 4.1


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 1                                                    EXHIBIT 4.1
                                                           [CONFORMED COPY]























                                $200,000,000

                         REVOLVING CREDIT AGREEMENT

                                dated as of

                               March 11, 1994

                                   among

                         AVON CAPITAL CORPORATION,

                            AVON PRODUCTS, INC.,

                          THE BANKS NAMED HEREIN,

                                    and

                               CHEMICAL BANK,

                          as Administrative Agent





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                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I

                                DEFINITIONS

Section 1.01.  Certain Definitions  . . . . . . . . . . . . . . . . . .   1
      (a)  Terms Generally  . . . . . . . . . . . . . . . . . . . . . .   1
      (b)  Accounting Terms . . . . . . . . . . . . . . . . . . . . . .   2
      (c)  Certain Other Terms  . . . . . . . . . . . . . . . . . . . .   2


                                 ARTICLE II

                         The Revolving Credit Loans

Section 2.01.  The Revolving Credit Loans . . . . . . . . . . . . . . .  14

Section 2.02.  Procedure for Revolving Credit Loans
                  (other than Bid Loans)  . . . . . . . . . . . . . . .  14

Section 2.03.  Revolving Credit Notes . . . . . . . . . . . . . . . . .  16

Section 2.04.  Cancellation or Reduction of Commitments . . . . . . . .  16

Section 2.05.  Prepayment of Revolving Credit Loans
                  (Non-Bid) . . . . . . . . . . . . . . . . . . . . . .  16

Section 2.06.  Bid Loans  . . . . . . . . . . . . . . . . . . . . . . .  17

Section 2.07.  Facility Fee . . . . . . . . . . . . . . . . . . . . . .  20

Section 2.08.  Utilization Fee  . . . . . . . . . . . . . . . . . . . .  20


                                ARTICLE III

               INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

Section 3.01.  Procedure for Interest Rate Determination  . . . . . . .  21

Section 3.02.  Interest on ABR Loans  . . . . . . . . . . . . . . . . .  21

Section 3.03.  Interest on CD Loans . . . . . . . . . . . . . . . . . .  21

Section 3.04.  Interest on Eurodollar Loans . . . . . . . . . . . . . .  22

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Section 3.05.  Interest on Bid Loans  . . . . . . . . . . . . . . . . .  23

Section 3.06.  Conversion . . . . . . . . . . . . . . . . . . . . . . .  23

Section 3.07.  Post Maturity Interest . . . . . . . . . . . . . . . . .  24

Section 3.08.  Maximum Interest Rate  . . . . . . . . . . . . . . . . .  24


                                 ARTICLE IV

                          DISBURSEMENT AND PAYMENT

Section 4.01.  Pro Rata Treatment . . . . . . . . . . . . . . . . . . .  24

Section 4.02.  Method of Payment  . . . . . . . . . . . . . . . . . . .  25

Section 4.03.  Compensation for Losses  . . . . . . . . . . . . . . . .  25

Section 4.04.  Withholding, Reserves and Additional Costs . . . . . . .  26

Section 4.05.  Unavailability . . . . . . . . . . . . . . . . . . . . .  29


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

Section 5.01.  Representations and Warranties of Parent
                  and the Company . . . . . . . . . . . . . . . . . . .  30


                                 ARTICLE VI

                           CONDITIONS OF LENDING

Section 6.01.  Conditions to the Availability of the Commitment . . . .  34

Section 6.02.  Conditions to the Initial Loan . . . . . . . . . . . . .  35

Section 6.03.  Conditions to Each Revolving Credit Loan . . . . . . . .  35

Section 6.04.  Satisfaction of Conditions Precedent . . . . . . . . . .  36

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                                ARTICLE VII

                                 COVENANTS

Section 7.01.  Affirmative Covenants of Parent and the Company  . . . .  36

Section 7.02.  Negative Covenants of Parent . . . . . . . . . . . . . .  41


                                ARTICLE VIII

                             EVENTS OF DEFAULT

Section 8.01.  Events of Default  . . . . . . . . . . . . . . . . . . .  44

Section 8.02.  Notice of Default  . . . . . . . . . . . . . . . . . . .  47


                                 ARTICLE IX

                   THE ADMINISTRATIVE AGENT AND THE BANKS

Section 9.01.  The Agency . . . . . . . . . . . . . . . . . . . . . . .  47

Section 9.02.  The Administrative Agent's Duties  . . . . . . . . . . .  47

Section 9.03.  Sharing of Payments and Expenses . . . . . . . . . . . .  48

Section 9.04.  The Administrative Agent's Liabilities . . . . . . . . .  48

Section 9.05.  The Administrative Agent as a Bank . . . . . . . . . . .  49

Section 9.06.  Bank Credit Decision . . . . . . . . . . . . . . . . . .  49

Section 9.07.  Indemnification  . . . . . . . . . . . . . . . . . . . .  50

Section 9.08.  Successor Administrative Agent . . . . . . . . . . . . .  50


                                 ARTICLE X

                                THE GUARANTY

Section 10.01.  The Guaranty  . . . . . . . . . . . . . . . . . . . . .  51

Section 10.02.  Absolute Guaranty . . . . . . . . . . . . . . . . . . .  51

Section 10.03.  Consents, Waivers and Renewals  . . . . . . . . . . . .  52

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Section 10.04.  Security. . . . . . . . . . . . . . . . . . . . . . . .  52

Section 10.05.  Subrogation . . . . . . . . . . . . . . . . . . . . . .  52

Section 10.06.  Continuing Guaranty . . . . . . . . . . . . . . . . . .  52

Section 10.07.  Waiver of Notice  . . . . . . . . . . . . . . . . . . .  53


                                 ARTICLE XI

                               MISCELLANEOUS

Section 11.01.  APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . .  53

Section 11.02.  Set-off . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 11.03.  Expenses  . . . . . . . . . . . . . . . . . . . . . . .  53

Section 11.04.  Amendments  . . . . . . . . . . . . . . . . . . . . . .  53

Section 11.05.  Cumulative Rights and No Waiver . . . . . . . . . . . .  54

Section 11.06.  Notices . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 11.07.  Severability  . . . . . . . . . . . . . . . . . . . . .  55

Section 11.08.  No Assignments; Participations  . . . . . . . . . . . .  55

Section 11.09.  WAIVER OF RIGHT TO JURY . . . . . . . . . . . . . . . .  56

Section 11.10.  Indemnity . . . . . . . . . . . . . . . . . . . . . . .  56

Section 11.11.  Confidentiality . . . . . . . . . . . . . . . . . . . .  57

Section 11.12.  Execution in Counterparts . . . . . . . . . . . . . . .  58

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                                 SCHEDULES

Schedule 5.01(e) -- Certain Litigation

Schedule 7.01(c) -- Insurers Not Rated B+ or Above


                                  EXHIBITS

Exhibit A -- Form of Bid Loan Request

Exhibit B -- Form of Bid Note

Exhibit C -- Form of Revolving Credit Note

Exhibit D -- Form of Conversion Request

Exhibit E -- Form of Revolving Credit Loan Request (Non-Bid)

Exhibit F-1 -- Form of Opinion of General Counsel of
                  Avon Products, Inc.

Exhibit F-2 -- Form of Opinion of Sullivan & Cromwell

Exhibit F-3 -- Form of Opinion of White & Case

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            REVOLVING CREDIT AGREEMENT, dated as of March 11, 1994 (as amended, supplemented or modified from time to time, the "Agreement"), among AVON PRODUCTS, INC., a New York corporation ("Parent"), AVON CAPITAL CORPORATION, a Delaware corporation (the "Company"), each of the banks identified on the signature pages hereof (each, a "Bank" and, collectively, the "Banks") and Chemical Bank, as Administrative Agent for the Banks (the "Administrative Agent").

                            W I T N E S S E T H:

            WHEREAS, Parent and the Company have requested the Banks to commit to lend up to $200,000,000 to the Company on a revolving basis for general corporate purposes and for the funding of the purchase, redemption and retirement by Parent of outstanding shares of Parent's capital stock; and

            WHEREAS, the Banks have agreed to make such loans upon the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, the parties hereby agree as follows:



                                 ARTICLE I

                                DEFINITIONS

            Section 1.01.  Certain Definitions.

            (a) Terms Generally. The definitions ascribed to terms in this Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

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            (b)  Accounting Terms.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in
Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the construction thereof applied in preparing Parent's audited financial statements referred to in Section 5.01(d). In the event there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in
Article VII, Parent, the Company and the Banks agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Banks the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by Parent, the Company and the Banks of any such amendment).

            (c) Certain Other Terms. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

            "ABR Loans" shall mean Revolving Credit Loans, or portions thereof, that bear interest at the rate and in the manner set forth in
Section 3.02.

            "Adjusted CD Rate" shall mean, with respect to any Interest Period, the rate per annum determined pursuant to the following formula, which rate shall change during such Interest Period as and when the Reserve Percentage or the Assessment Rate shall change:

                          CDBR
            ACDR  =     --------    +  AR
                         1 - RP

            where:

            ACDR =      Adjusted CD Rate for such Interest Period for a CD
                        Loan

            CDBR =      CD Base Rate for such Interest Period for a CD Loan

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            AR   =      Assessment Rate

            RP   =      Reserve Percentage


            "Administrative Agent" shall have the meaning ascribed to such term in the preamble to this Agreement.

            "Agreement" shall have the meaning ascribed to such term in the preamble to this Agreement.

            "Applicable Margin" shall have the following meaning:

            (i)   in the case of an ABR Loan, 0.0% per annum;

          (ii) in the case of a CD Loan, 0.525% per annum (increasing to 0.625% per annum during any period in which the Available Facility is less than one-half the amount of the then existing Total Commitment); and

         (iii) in the case of a Eurodollar Loan, 0.40% per annum (increasing to 0.50% per annum during any period in which the Available Facility is less than one-half the amount of the then existing Total Commitment).

            "Assessment Rate" shall mean, at any time, the then current rate determining the annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's or such successor's insuring dollar deposits made at offices of the Administrative Agent in the United States and, when used with respect to an Interest Period for a CD Loan, shall mean such rate as in effect from time to time during such Interest Period.

            "Available Facility" shall mean (a) on any date prior to the Termination Date, an amount equal to the remainder of (i) the Total Commitment on such date minus (ii) the sum of the aggregate outstanding principal amount of Revolving Credit Loans on such date and (b) on and after the Termination Date, $0.

            "Avon Japan" shall have the meaning ascribed to such term in
Section 7.02(b)(xi).

            "Bank" shall have the meaning ascribed to such term in the preamble to this Agreement.

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            "Base LIBOR" shall mean, with respect to any Interest Period for a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the Reference Banks to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the Reference Banks by leading banks in the London interbank deposits market at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective Reference Amounts for a term equal to such Interest Period.

            "Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of:

            (a) the rate of interest publicly announced by the Administrative Agent from time to time as its prime loan rate in effect on such day; and

            (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum and (ii) the Federal Funds Rate.

            "Benefit Arrangement" shall mean, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Bid Loans" shall mean Revolving Credit Loans, or portions thereof, that bear interest at the rate and in the manner set forth in
Section 2.06.

            "Bid Loan Request" shall mean a request by the Company to borrow Bid Loans pursuant to the terms hereof, in substantially the form of Exhibit A which shall specify, with respect to such requested Bid Loans,
(i) the proposed Borrowing Date therefor, (ii) the aggregate amount (which shall not be less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof) of Bid Loans which the Company desires to borrow on such Borrowing Date, (iii) the date for repayment of such Bid Loans (which date shall be at least 10 days and not more than 90 days after the Borrowing Date therefor and may not be later than the Termination Date), (iv) whether such Bid Loans are to bear interest on the basis of the CD Base Rate, the Adjusted CD Rate, Base LIBOR or LIBOR or otherwise, (v) if such Bid Loans are to

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bear interest on the basis of the CD Base Rate, the Adjusted CD Rate, Base
LIBOR or LIBOR, the Interest Period therefor and (vi) any other terms to be applicable to such proposed Bid Loans.

            "Bid Notes" shall mean, collectively, the promissory notes of the Company evidencing Bid Loans, each substantially in the form of Exhibit B.

            "Borrowing Date" shall mean (i) in the case of a Revolving Credit Loan (other than a Bid Loan), the date set forth in each such Revolving Credit Loan Request (Non-Bid) or (ii) in the case of a Bid Loan, the date set forth on each Bid Loan Request as the date upon which the Company desires to borrow such Revolving Credit Loans.

            "Business Day" shall mean (i) with respect to any ABR Loan, Bid Loan (other than a Bid Loan that bears interest on the basis of Base LIBOR or LIBOR), CD Loan, or any payment of the Facility Fee or the Utilization Fee, any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close and (ii) with respect to any Eurodollar Loan (or Bid Loan that bears interest on the basis of Base LIBOR or LIBOR), any day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London and New York City.

            "Capital Lease" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

            "CD Base Rate" shall mean, with respect to any Interest Period for a CD Loan, the average of the bid rates (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%) quoted at 10:00 A.M., New York time (or as soon thereafter as is practicable), on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing, selected by the Administrative Agent, for the purchase at face value of certificates of deposit sold by the Reference Banks in the secondary market in an amount substantially equal to the Reference Amount for a term equal to such Interest Period.

            "CD Loans" shall mean Revolving Credit Loans, or portions thereof, that bear interest at the rate and in the manner set forth in
Section 3.03.

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            "Code" shall mean the Internal Revenue Code of 1986, as
amended.

            "Commitment" shall mean, in the case of each Bank, the amount set forth opposite such Bank's name under the heading "Revolving Credit Commitment" on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.04.

            "Company" shall have the meaning ascribed to such term in the preamble to this Agreement.

            "Consolidated Debt" shall mean, at any date, the aggregate amount of Debt of Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated Net Income" shall mean, for any fiscal period, the consolidated net income of Parent and its Consolidated Subsidiaries, including therein any items of extraordinary loss and, to the extent of such extraordinary losses, any items of extraordinary gain.

            "Consolidated Net Worth" shall mean, at any date, the consolidated shareholders' equity of Parent and its Consolidated Subsidiaries as of such date, without giving effect to (i) changes in translation adjustments occurring after December 31, 1991, (ii) the cumulative effect (from June 17, 1992) of any repurchases, redemptions, retirements or other acquisitions of shares of its capital stock by Parent and (iii) any accelerated recognition of costs relating to the adoption of Financial Accounting Standards Board Statement 106; provided, however, that in the event that the Consolidated Net Income in each of the immediately preceding two quarters shall be less than $0, then Consolidated Net Worth shall be calculated without reference to the exceptions set forth in clauses (ii) or (iii) above.

            "Consolidated Subsidiary" shall mean, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person if such statements were prepared in accordance with GAAP as of such date.

            "Conversion Date" shall mean the date on which a conversion of interest rates on outstanding Revolving Credit Loans (other than Bid Loans), pursuant to a Conversion Request, shall take effect.

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            "Conversion Request" shall mean a request by the Company to convert the interest rate on all or portions of outstanding Revolving Credit Loans (other than Bid Loans) pursuant to the terms hereof, in substantially the form of Exhibit D, which shall specify, with respect to such outstanding Revolving Credit Loans, (i) the requested Conversion Date, which shall be not less than three Business Days after the date of such Conversion Request, (ii) the aggregate amount of the Revolving Credit Loans, from and after the Conversion Date, which are to bear interest as ABR Loans, CD Loans or Eurodollar Loans, as the case may be, and (iii) the term of the Interest Periods therefor, if any.

            "Credit Documents" shall mean this Agreement and each of the Notes.

            "Debt" shall mean, as to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all contingent or non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit, bankers' acceptance or similar instrument, other than (A) contingent obligations relating to letters of credit issued to support trade payables and (B) obligations up to $25,000,000 arising under stand-by letters of credit, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include any obligations incurred in connection with the funding of a trust established under Section 501(c)(9) of the Code.

            "Default" shall mean any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

            "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or

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wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or clean-up or other remediation thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Group" shall mean Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414 of the Code.

            "Eurodollar Loans" shall mean Revolving Credit Loans, or portions thereof, that bear interest at the rate and in the manner set forth in Section 3.04.

            "Eurodollar Reserve Percentage" shall mean, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency liabilities. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" shall mean any of the events described in
Section 8.01.

            "Facility Fee" shall have the meaning ascribed to such term in
Section 2.07.

            "Fee Payment Date" shall mean each February 15, May 15, August 15, November 15 and the earlier of (i) any other date on which the Total Commitment is cancelled in full pursuant to Section 2.04 and (ii) the Termination Date.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such

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day; provided that (i) if such day is not a Business Day, the Federal Funds
Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof (in whole or in part); provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 10.01.

            "Initial Loan" shall mean the first Revolving Credit Loan which is made pursuant to the terms hereof.

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            "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Net Income plus consolidated tax and interest expense for Parent and its Consolidated Subsidiaries
(other than interest expense attributable to inflation-related indexation payments and pension accruals in Brazil and Germany, respectively, and interest payable to the Internal Revenue Service in respect of taxes) to
(ii) consolidated interest expense for Parent and its Consolidated Subsidiaries (other than the interest expense described in the parenthetical in clause (i) above), in each case for the period of four fiscal quarters ending on such day.

            "Interest Period" shall mean each 30, 60, 90 or 180-day period in the case of CD Loans; each one, two, three or six-month period, in the case of Eurodollar Loans; such period being selected by the Company pursuant to Section 2.02 hereof and commencing on the date the relevant Revolving Credit Loan is made or the last day of the current Interest Period, as the case may be.

            "LIBOR" shall mean, with respect to any Interest Period, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) determined pursuant to the following formula:

                                    Base LIBOR             .
            LIBOR =
                        (1 - Eurodollar Reserve Percentage)

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Material Plan" shall mean a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

            "Material Subsidiary" shall mean at any time Parent and any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

            "Multiemployer Plan" shall mean an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made contributions (including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period) and under which liability may be imposed on any member of the ERISA Group.

            "Multifacility Credit Agreement" shall mean the Multifacility Credit, dated as of June 17, 1992, among Parent, the Company, the banks named therein and Bankers Trust Company and Chemical Bank, as Co-
Administrative Agents, as such agreement may be amended, modified, extended or superseded from time to time.

            "Notes" shall mean, collectively, the Revolving Credit Notes and the Bid Notes.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Parent" shall have the meaning ascribed to such term in the preamble to this Agreement.

            "Participant" shall have the meaning ascribed to such term in
Section 11.08(b).

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA (including a plan which is a multiemployer plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for employees of Parent, its Subsidiaries or any member of a controlled group of corpora-tions and all trades or businesses (whether or not incorporated) under common control with Parent that, together with Parent, are treated as a single employer under regulations of the PBGC, which are consistent and coextensive with regulations prescribed for similar purposes by the Secretary of the Treasury under subsections (b) and (c) of Section 414 of the Code.

            "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit Parent or the Company to make payments hereunder for the account of such Bank free of deduction or withholding for income or similar taxes.

            "Pro Rata Share" shall mean, in the case of each Bank, the proportion of such Bank's Commitment to the Total Commitment of all the Banks or, if the Total Commitment shall have been cancelled or reduced to $0 or expired, the proportion of the aggregate amount of such Bank's Revolving Credit Loans then outstanding to the aggregate amount of Revolving Credit Loans then outstanding.

            "Reference Amount" shall mean, with respect to any Reference Bank and Interest Period, (a) if that Reference Bank is a Bank, the amount of that Bank's CD Loan or Eurodollar Loan, as the case may be, scheduled to be outstanding during the Interest Period, or (b) if that Reference Bank is not a Bank, the amount scheduled to be outstanding during that Interest Period of the CD Loan or Eurodollar Loan, as the case may be, of the office or affiliate of that Reference Bank that is a Bank, in each case, (i) without taking into account any reduction in the amount of any Bank's Loan through any assignment or transfer and (ii) rounded up to the nearest integral multiple of $1,000,000.

            "Reference Bank" shall mean each of Bankers Trust Company, Chemical Bank, and J.P. Morgan Delaware.

            "Required Banks" shall mean, at any date, Banks having at least 66 2/3% of the Total Commitment or, if the Total Commitment has been cancelled or terminated, holding Notes which in the aggregate evidence at least 66 2/3% of the aggregate unpaid principal amount of the Revolving Credit Loans.

            "Reserve Percentage" shall mean, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the relevant Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

            "Revolving Credit Loans" shall mean, collectively, all ABR Loans, Bid Loans, CD Loans and Eurodollar Loans.

            "Revolving Credit Loan Request (Non-Bid)" shall mean a request by the Company to borrow Revolving Credit Loans (other than Bid Loans) pursuant to the terms hereof, in substantially the form of Exhibit E, which shall specify, (i) the requested Borrowing Date, (ii) the aggregate amount of Revolving Credit Loans which the Company desires to borrow on such date,
(iii) whether such requested Revolving Credit Loans are to bear interest as ABR Loans, CD Loans or Eurodollar Loans and (iv) if the requested Revolving Credit Loans are to bear interest as CD Loans or Eurodollar Loans, the requested term of the Interest Period therefor.

            "Revolving Credit Notes" shall mean, collectively, the promissory notes of the Company evidencing Revolving Credit Loans (other than Bid Loans), in substantially the form of Exhibit C.

            "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Parent.

            "Taxes" shall have the meaning ascribed to such term in Section 4.04(a).

            "Termination Date" shall mean March 11, 1997 or, if earlier, the date on which all Revolving Credit Loans have been fully repaid and all Commitments have been entirely cancelled.

            "Total Commitment" shall mean the aggregate Commitments of all the Banks, being initially $200,000,000 (subject to cancellation or reduction pursuant to Section 2.04).

            "Unfunded Liabilities" means, with respect to any Plan, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA

Group to the PBGC or any other Person under Title IV of ERISA.

            "Utilization Fee" shall have the meaning ascribed to such term in Section 2.08.

            "Wholly owned Subsidiary" shall mean any Subsidiary all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Company and/or one or more Wholly owned Subsidiaries of Parent.


                                 ARTICLE II

                         THE REVOLVING CREDIT LOANS

            Section 2.01. The Revolving Credit Loans. Prior to the Termination Date, and subject to the terms and conditions of this Agreement, upon the request of the Company, and upon the satisfaction of the conditions precedent contained in Article VI applicable thereto, each of the Banks, severally and not jointly with the other Banks, agrees to make one or more Revolving Credit Loans to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment and, so long as, the aggregate outstanding Revolving Credit Loans (including Bid Loans) shall not exceed the Total Commitment.

            Section 2.02. Procedure for Revolving Credit Loans (other than Bid Loans). (a) The Company may borrow Revolving Credit Loans (other than Bid Loans) by delivering a Revolving Credit Loan Request (Non-Bid) to the Administrative Agent not later than 10:30 A.M. New York time on the Borrowing Date therefor with respect to any ABR Loan, at least two Business Days before the Borrowing Date therefor with respect to any CD Loan and at least three Business Days before the Borrowing Date with respect to any Eurodollar Loan. Such Revolving Credit Loans shall be in the minimum aggregate amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof (except that such borrowing may be in the aggregate amount of the unused portion of the Total Commitment) and shall be made (except in the case of Bid Loans) by each of the several Banks in proportion to its respective Pro Rata Share.

            (b)  Upon receipt of any Revolving Credit Loan Request (Non-
Bid) from the Company, the Administrative Agent shall forthwith give notice to each Bank of the substance thereof. Not later than 2:00 P.M. New York time on the

Borrowing Date specified in such Revolving Credit Loan Request (Non-Bid), each Bank shall make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent at its address set forth on the signature pages hereof, such Bank's Pro Rata Share of the Revolving Credit Loans requested.

            (c) Upon receipt by the Administrative Agent of all such funds and upon the satisfaction of each of the conditions precedent contained in
Article VI applicable thereto, the Administrative Agent shall disburse to the Company on the requested Borrowing Date the Revolving Credit Loans requested in such Revolving Credit Loan Request (Non-Bid). The Administrative Agent may, but shall not be required to, advance on behalf of any Bank such Bank's Pro Rata Share of such Revolving Credit Loans on a Borrowing Date unless such Bank shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Revolving Credit Loans on such date. If the Administrative Agent makes such an advance, the Administrative Agent shall be entitled to recover such amount on demand from the Bank on whose behalf such advance was made, and if such Bank does not pay the Administrative Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Administrative Agent, acting for the Banks. Until such amount is repaid to the Administrative Agent by such Bank or the Company, such advance shall be deemed for all purposes to be a Revolving Credit Loan made by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Bank or the Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent at a rate per annum equal to (i) in the case of an amount recovered from any Bank, the Federal Funds Rate or (ii) in the case of an amount recovered from the Company, the higher of the Federal Funds Rate or the interest rate applicable thereto pursuant to Section 3.01.

            (d) In lieu of delivering the written notice described above, the Company may give the Administrative Agent telephonic notice of any request for borrowing by the time required under this Section 2.02; provided, that such telephonic notice shall be confirmed by delivery of a written notice to the Administrative Agent by no later than 4:00 P.M. New York time on the date of such telephonic notice. Without limiting any obligation of the Company to confirm in writing such telephonic notice hereunder, the Administrative Agent may act without liability upon the basis of any such telephonic notice believed in good faith by the Administrative Agent to be from an authorized officer of the Company prior to receipt of such written confirmation.

            Section 2.03. Revolving Credit Notes. The Company's obligation for Revolving Credit Loans (other than Bid Loans) shall be evidenced by Revolving Credit Notes, one such payable to the order of each Bank. The Revolving Credit Note of each Bank shall (i) be in the principal amount of such Bank's Commitment, (ii) be dated on or prior to the date of the Initial Loan and (iii) be stated to mature on the Termination Date and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Bank is authorized to indicate upon the grid attached to its Revolving Credit Note all Revolving Credit Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank, and interest due thereon, but the failure by any Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Revolving Credit Notes.

            Section 2.04. Cancellation or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' written notice to the Administrative Agent and upon payment of the Facility Fee accrued through the date of such cancellation or reduction, to cancel the Total Commitment in full or to reduce the amount thereof; provided, however, that the Total Commitment may not be canceled so long as any Revolving Credit Loan remains outstanding; and provided, further, that the amount of any partial reduction in the Total Commitment shall not exceed the Available Facility. Partial reductions of the Total Commitment shall be in the amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the Available Facility is less than $10,000,000, then all of such lesser amount). All such cancellations or reductions shall be permanent.

            Section 2.05. Prepayment of Revolving Credit Loans (Non-Bid). The Company shall have the right, on not less than three Business Days' notice to the Administrative Agent in the case of CD Loans or Eurodollar Loans, and not less than one Business Day's notice to the Administrative Agent in the case of ABR Loans, to prepay such Revolving Credit Loans bearing interest on the same basis and having the same Interest Periods, if any, in whole or in part, without premium or penalty, in the aggregate principal amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof (or, if the outstanding aggregate amount of such loan is less than $10,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of CD Loans and Eurodollar Loans, the amounts required by Section
4.03. Subject to the terms and conditions hereof, Revolving Credit Loans prepaid under this Section may be reborrowed.

            Section 2.06. Bid Loans. (a) Prior to the Termination Date, the Company may request that the Banks make offers to make Revolving Credit Loans in the form of Bid Loans on the terms and conditions hereinafter set forth; provided, however, that the aggregate outstanding principal amount of Revolving Credit Loans (including such Bid Loans) shall not at any one time exceed the Total Commitment and the Company may not request Bid Loans prior to the fifth Business Day after the date on which all the conditions specified in Article VIII applicable thereto shall have been satisfied or waived in writing by each of the Banks. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.06.

            (b) The Company may request Bid Loans under this Section 2.06 by delivering a Bid Loan Request to the Administrative Agent not later than 10:30 A.M. New York time one Business Day (four Business Days in the case of a Bid Loan bearing interest on the basis of Base LIBOR or LIBOR) prior to the Borrowing Date therefor. The Administrative Agent shall promptly notify each Bank of each Bid Loan Request received by it from the Company and of the terms contained therein.

            (c) Each Bank may, if in its sole discretion it elects so to do, irrevocably offer to make a Bid Loan to the Company at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Company), before 9:30 A.M. New York time on the specified Borrowing Date with respect to such Bid Loan (or three Business Days before such Borrowing Date in the case of a Bid Loan bearing interest on the basis of Base LIBOR or LIBOR), of the maximum and minimum amounts of the Bid Loan which such Bank would be willing to make (which amount may, subject to the proviso to Section 2.06(a), exceed such Bank's Commitment, but shall be not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof), the rate or rates of interest therefor (and whether reserves are included therein) and any other terms and conditions required by such Bank; provided, that if the Administrative Agent in its capacity as a Bank shall elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. New York time on such date. If any Bank shall fail to notify the Administrative Agent before 9:30 A.M. New York time (or, in the case of the Administrative Agent in its capacity as a Bank, if the Administrative Agent shall fail to notify the Company before 9:00 A.M. New York time) on the specified date with respect to such Bid Loan, that it elects to make such an offer, such Bank shall be deemed to have elected not to make such an offer.

            (d) The Company shall, before 10:30 A.M. New York time on the specified Borrowing Date with respect to such Bid Loan, either

            (A) cancel the Bid Loan Request by giving the Administrative Agent notice to that effect, or

            (B) accept one or more of the offers made by any Bank or Banks pursuant to Section 2.06(c), in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount offered by such Bank and equal to or less than the maximum amount offered by such Bank for such Bid Loan pursuant to Section 2.06(c)), to be made by each Bank, and reject any remaining offers, by giving the Administrative Agent notice to that effect; provided that the aggregate amount of such offers accepted by the Company shall be not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof; provided that (i) the failure by the Company to give such notice in a timely fashion shall be deemed to be a rejection of all the bids, (ii) the Company shall not accept a bid made at a particular interest rate (or margin) if the Company has decided to reject a bid made at a lower interest rate (or margin), (iii) the aggregate amount of the bids accepted by the Company shall not exceed the principal amount specified in the Bid Loan Request, (iv) if the Company shall accept a bid or bids made at a particular interest rate (or margin) but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Company to exceed the amount specified in the Bid Loan Request, then the Company shall (notwithstanding the minimum bid acceptance amount required by clause (vi) below) accept a portion of such bid in an amount equal to the amount specified in the Bid Loan Request less the amount of all other bids accepted with respect to such Bid Loan

Request; (v) if the Company shall accept bids made at a particular interest rate (or margin) but shall be restricted by other conditions hereof from borrowing the principal amount of Bid Loans specified in the Bid Loan Request in respect of which bids at such rate (or margin) have been made or if the Company shall accept bids made a particular interest rate (or margin) but the aggregate amount of bids made at such interest rate (or margin) shall exceed the amount specified in the Bid Loan Request, then the Company shall accept a pro rata portion of each bid made at such interest rate (or margin) aggregating the portion of Bid Loans with respect to which bids at such interest rate (or margin) have been received (provided further that if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each such Bank in a principal amount not less than $5,000,000 or in an integral multiple of $1,000,000 in excess thereof, the Company shall select the Banks to be allocated such Bid Loans in a principal amount not less than $5,000,000 but may round up allocations to the next higher integral multiple of $1,000,000 if necessary) and (vi) except as provided in clauses (iv) and (v) above, no bid shall be accepted for a Bid Loan unless such Bid Loan is in a principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (e) If the Company notifies the Administrative Agent that the Bid Loan Request is cancelled in accordance with Section 2.06(d)(A), the Administrative Agent shall give prompt notice thereof to the Banks.

            (f) If the Company accepts one or more of the offers made by any Bank or Banks in accordance with Section 2.06(d)(B), the Administrative Agent shall promptly (A) notify each Bank that has made an offer pursuant to Section 2.06(c) of the date and aggregate amount of such Bid Loan(s), the interest rate (or margin) thereon and whether or not any offer or offers made by such Bank pursuant to Section 2.06(c) have been accepted by the Company, (B) notify each Bank whose offer (or a portion thereof) to make a Bid Loan has been accepted by the Company, of the amount of the Bid Loan to be made by such Bank and the date for repayment thereof, together with a confirmation of the interest rate and any other terms applicable to such Bid Loan and (C) notify each Bank of the principal amounts and interest rates (or margins) specified in each of the bids submitted in response to the related Bid Loan Request.

            (g) Following any acceptance by the Company and notification by the Administrative Agent pursuant to clause (f) above, and upon satisfaction by the Company or waiver by each Bank whose offer to make a Bid Loan has been accepted by the Company of each of the conditions precedent contained in Article VI applicable thereto, the Administrative Agent shall disburse to the Company on the specified Borrowing Date, Bid Loans in the aggregate amount accepted by the Company, in the manner and subject to the same terms and conditions set forth in Section 2.02(c) with respect to ABR Loans, mutatis mutandis.

            (h) The Company's obligation to repay the Bid Loans shall be evidenced by Bid Notes, one such payable to the order of each Bank which makes Bid Loans, if any, hereunder. The Bid Note of each Bank shall (i) be in the principal amount of the Bid Loan made by such Bank, (ii) be dated as of the Borrowing Date therefor, (iii) be stated to mature on the maturity date for such Bid Loan and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein and (iv) not be prepayable by the Company.

            Section 2.07. Facility Fee. On each Fee Payment Date, the Company shall pay, in arrears, to the Administrative Agent for the account of the Banks, a fee on the Total Commitment (the "Facility Fee"). The Facility Fee shall accrue for each day in the immediately preceding quarterly period at the rate of .20% per annum (on the basis of a 365-day year (366 days in the case of a leap year) for the actual number of days involved) of the average aggregate amount of the Total Commitment, commencing on the date hereof to but excluding the applicable Fee Payment Date.

            Section 2.08. Utilization Fee. On each Fee Payment Date, if the average amount of Revolving Credit Loans outstanding during the immediately preceding quarterly period shall have exceeded one half of the then existing Total Commitment, then the Company shall pay, in arrears, to the Administrative Agent for the account of the Banks, a utilization fee on the daily amount of the Total Commitment (the "Utilization Fee"). The Utilization Fee shall accrue for each day in the immediately preceding quarterly period at the rate of .10% per annum (on the basis of a 365-day year (366 days in the case of a leap year) for the actual number of days involved) of the average aggregate amount of the Total Commitment, commencing on the date hereof to but excluding the applicable Fee Payment Date.

                                ARTICLE III

               INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

            Section 3.01. Procedure for Interest Rate Determination. (a) Unless the Company shall request in a Revolving Credit Loan Request (Non-
Bid) or in a Conversion Request that the Revolving Credit Loans (or portions thereof) bear interest as CD Loans or Eurodollar Loans, Revolving Credit Loans shall bear interest as ABR Loans.

            (b) Each Bid Loan shall bear interest on the basis, or at the rate per annum, determined pursuant to Section 2.06.

            Section 3.02. Interest on ABR Loans. Each ABR Loan shall bear interest from the date of such ABR Loan until maturity, or the beginning of any relevant Interest Period, as the case may be, payable in arrears on the last day of each month, commencing with the first such date after the date hereof, and on the date such ABR Loan is repaid, at a rate per annum (on the basis of (i) a 365-day year (366 days in the case of a leap year) if the Base Rate is calculated based on the prime rate and (ii) a 360-day year if the Base Rate is calculated based on the Federal Funds Rate, for the actual number of days involved) equal to the sum of (i) the Applicable Margin with respect to ABR Loans and (ii) the Base Rate in effect from time to time, which rate shall change as and when said Base Rate shall change.

            Section 3.03. Interest on CD Loans. (a) Each CD Loan shall bear interest from the date of such CD Loan until maturity, payable in arrears (A) on the last day of each successive Interest Period with respect thereto, and (B) if such Interest Period is longer than 90 days, on the date which occurs 90 days after the first day of such Interest Period and any successive 90-day period thereafter, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Administrative Agent with respect to each Interest Period with respect to CD Loans, equal to the sum of (i) the Applicable Margin with respect to CD Loans and (ii) the Adjusted CD Rate.

            (b) The Interest Period for each CD Loan shall be selected by the Company at least two Business Days prior to the beginning of such Interest Period. If the Company fails to notify the Bank of the Interest Period for a subsequent CD Loan at least two Business Days prior to the end of the then current Interest Period of an outstanding CD Loan, then such outstanding CD Loan shall become an ABR Loan at the end of such current Interest Period.

            (c) Notwithstanding the foregoing: (i) if any Interest Period for a CD Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (ii) no Interest Period for a CD Loan may extend beyond the Termination Date.

            Section 3.04. Interest on Eurodollar Loans. (a) Each Eurodollar Loan shall bear interest from the date of such Eurodollar Loan until maturity, payable in arrears (A) on the last day of each successive Interest Period with respect thereto, and (B) if such Interest Period is longer than three months, on the date which occurs three months after the first day of such Interest Period and any successive three month period thereafter, and on the last day of each successive Interest Period with respect thereto, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Administrative Agent with respect to each Interest Period with respect to Eurodollar Loans, equal to the sum of (i) the Applicable Margin with respect to Eurodollar Loans and (ii) LIBOR.

            (b) The Interest Period for each Eurodollar Loan shall be selected by the Company at least three Business Days prior to the beginning of such Interest Period. If the Company fails to notify the Administrative Agent of the Interest Period for a subsequent Eurodollar Loan at least three Business Days prior to the last day of the then current Interest Period of an outstanding Eurodollar Loan, then such outstanding Eurodollar Loan shall become an ABR Loan at the end of such current Interest Period.

            (c) Notwithstanding the foregoing: (i) if any Interest Period for a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iii) no Interest Period for a Eurodollar Loan may extend beyond the Termination Date.

            (d) Eurodollar Loans shall be made by each Bank from its branch or affiliate identified as its Eurodollar Lending Office on the signature page hereto, or such other branch or affiliate as it may hereafter designate to the Company and the Administrative Agent as its Eurodollar Lending Office.

            Section 3.05. Interest on Bid Loans. Each Bid Loan shall bear interest from the date of such Bid Loan until maturity, payable in arrears in accordance (mutatis mutandis) with (i) the payment provisions set forth in Section 3.03(a) if such Bid Loan bears interest on the basis of the CD Base Rate (or Adjusted CD Rate), (ii) the payment provisions set forth in
Section 3.04(a) if such Bid Loan bears interest on the basis of Base LIBOR (or LIBOR) and (iii) the payment provisions set forth in Section 3.02 if such Bid Loan bears interest on any other basis than the CD Base Rate or Base LIBOR.

            Section 3.06. Conversion. (a) The Company may request, by delivery to the Administrative Agent of a written Conversion Request not less than three Business Days prior to a requested Conversion Date, that all or portions of the outstanding Revolving Credit Loans (other than Bid Loans), in the aggregate amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate amount of outstanding Revolving Credit Loans is less than $10,000,000, then all such lesser amount), bear interest from and after the Conversion Date as either ABR Loans, CD Loans or Eurodollar Loans, as the case may be.

            (b) Upon receipt of any such Conversion Request from the Company, the Administrative Agent shall forthwith give notice to each Bank of the substance thereof. Effective on such Conversion Date and upon payment by the Company of the amounts, if any, required by Section 3.03, the Revolving Credit Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest as set forth in this
Article III for the interest rate selected by the Company.

            (c) In lieu of delivering the above described notice, the Company may give the Administrative Agent telephonic notice hereunder by the required time under this Section 3.06; provided, that such telephonic notice shall be confirmed by delivery of a written notice to the Administrative Agent by no later than 4:00 P.M. New York time on the date of such telephonic notice. Without limiting any obligation of the Company to confirm in writing such telephonic notice hereunder, the Administrative Agent may act without liability upon the basis of any such telephonic notice believed in good faith by the Administrative Agent to be from an authorized officer of the Company prior to receipt of such written confirmation.

            Section 3.07. Post Maturity Interest. After maturity (whether by acceleration or otherwise) of any Revolving Credit Loan or any installment thereof, such Revolving Credit Loan shall bear interest, payable on demand, at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the sum of (i) 2% and (ii) the rate of interest then applicable to ABR Loans, changing as and when said rate shall change.

            Section 3.08. Maximum Interest Rate. (a) Nothing in this Agreement, the Revolving Credit Notes or the Bid Notes shall require either Parent or the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.01 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. federal law.

            (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.


                                 ARTICLE IV

                          DISBURSEMENT AND PAYMENT

            Section 4.01. Pro Rata Treatment. Each payment of the Facility Fee, the Utilization Fee and each reduction of the Total Commit-ment, as the case may be, shall be apportioned among the Banks in proportion to each Bank's Pro Rata Share. Except as provided in Section
4.04 or 4.05, the Revolving Credit Notes (other than Bid Notes) or portions thereof as to which a Conversion Request has been made pursuant to Section
3.06 hereof shall at all times bear interest on the same basis (as ABR Loans, CD Loans and Eurodollar Loans, as the case may be) and the Interest Periods applicable thereto, if any, shall be of the same duration.

            Section 4.02. Method of Payment. (a) Each of Parent and the Company shall make payments of principal of, and interest on, outstanding Revolving Credit Loans to the Administrative Agent and make payments of Facility Fees and Utilization Fees, as the case may be, not later than 2:00 P.M. New York time on the date when due, in Federal or other funds immedi-ately available in New York City, to the address set forth on the signature pages hereof. The Administrative Agent shall promptly distribute to each Bank its ratable share, if any, of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on such Revolving Credit Loans or fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from either Parent or the Company, as the case may be, prior to the date on which any payment is due to the Banks hereunder that Parent or the Company will not make such payment in full, the Administrative Agent may assume that Parent or the Company has made such payment in full to the Admini-strative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that Parent or the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (c) Any and all payments made by Parent or the Company to the Administrative Agent or the Banks hereunder shall be made without right of set-off, counterclaim or other defenses.

            Section 4.03. Compensation for Losses. (a) In the event that either Parent or the Company makes a prepayment under Section 2.05 or 2.06 (other than in respect of ABR Loans) or in the event a Conversion Date selected pursuant to Section 3.06 falls on a day other than the last day of the Interest Period for the amount so prepaid or as to which a conversion is made, or in the event that either Parent or the Company revokes any notice given under Sec tion 2.02 or 2.06 (other than in respect of ABR Loans or Bid Loans that bear interest on the basis of the Base Rate) or 3.06, or in the event Eurodollar Loans or CD Loans or portions thereof are converted into ABR Loans pursuant to Section 4.05, or the Revolving Credit Loans shall be declared to be due and payable prior to the scheduled maturity thereof pursuant to Section 8.01, either Parent or the Company, as the case may be, shall pay to each Bank promptly after its demand an amount which will compensate such Bank for any resulting loss or expense incurred by such Bank, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow.

            (b) Each Bank shall promptly notify either Parent or the Company, as the case may be, with a copy to the Administrative Agent, upon becoming aware that Parent or the Company may be required to make any payment pursuant to this Section 4.03. When requesting payment pursuant to this Section 4.03, each Bank shall provide to Parent or the Company, as the case may be, with a copy to the Administrative Agent, a certificate, signed by an officer of such Bank, setting forth the amount required to be paid by Parent or the Company to such Bank and the computations made by such Bank to determine such amount. In the absence of manifest error, such certificate shall be conclusive and binding on Parent or the Company as to the amount so required to be paid by Parent or the Company, to such Bank.

            Section 4.04.  Withholding, Reserves and Additional Costs.
(a) Withholding. To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Bank free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, "Taxes"); provided, that "Taxes" shall not include taxes imposed on or measured by the overall net income of any Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or subsidiary of such Bank by any foreign country or subdivision thereof in which such office, branch or subsidiary is doing business. If any Taxes are required to be withheld or deducted from any amount payable under this Agreement or any Note, then the amount payable under this Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Bank the amount stated to be payable under this Agreement or such Note. Either Parent or the Company, as the case may be, shall execute and deliver to any Bank upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase, including a new Note issued by either Parent or the Company, as the case may be, in exchange for any Note theretofore issued. Parent and the Company shall also hold each Bank harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 4.04(a) are paid by any Bank, Parent or the Company, as the case may be, shall, upon demand of such Bank, promptly reimburse such Bank for such payments, together with any interest, penal-ties and expenses incurred in connection therewith. Either Parent or the Company, as the case may be, shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by Parent or the Company hereunder. Notwithstanding the foregoing, each of Parent and the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank other than a Bank (i) who is a U.S. Person for U.S. Federal income tax purposes or (ii) who has the Prescribed Forms on file with either Parent or the Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided, that if either Parent or the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

            (b) Change in Law or Regulation. (i) Reserves. If after the date hereof (or after the date of submitting an offer to make a Bid Loan pursuant to Section 2.06, in the case of a Bid Loan, unless such Bid Loan was specified as including reserves), any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Banks' Commitments or the Revolving Credit Loans or (2) impose on any Bank any other condition regarding this Agreement, its Commitment or the Revolving Credit Loans and the result of any event referred to in clause (1) or (2) of this clause (b) shall be to increase the cost to any Bank of maintaining its Commitment or such Revolving Credit Loans or reduce the amounts received or receivable hereunder in respect of such Revolving Credit Loans (which increase in cost or reduction in amounts received or receivable hereunder shall be calculated in accordance with each Bank's internal policies (which may include any reasonable averaging and attribution method) by an amount deemed by such Bank to be material, then, upon written demand (with a copy to the Administrative Agent) by such Bank, either Parent or the Company, as the case may be, shall pay to such Bank within 15 days of such written demand an amount equal to such increase in cost; provided, that in respect of any Revolving Credit Loan no such compensation shall be payable to the extent that, in the reasonable opinion of such Bank, the interest rate on such Revolving Credit Loans has been adjusted to account for such increased cost.

            (ii) Capital. If any Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including any such adoption or change made prior to the date hereof but not effective until after the date hereof (or after the date of submitting an offer to make a Bid Loan pursuant to Section 2.06, in the case of such Bid Loan)) or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for any such Bank or any corporation controlling such Bank as a consequence of its obligations under this Agreement to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), either Parent or the Company, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

            (c) Alternate Office. Before giving any notice to either Parent or the Company pursuant to this Section 4.04, each Bank shall, if possible, designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise materially disadvantageous to such Bank.

            (d) Certificate. Each Bank shall promptly notify Parent or the Company, with a copy to the Administrative Agent, upon becoming aware that either Parent or the Company may be required to make any payment pursuant to this Section 4.04. When requesting payment pursuant to this
Section 4.04, each Bank shall provide to Parent or the Company, as the case may be, with a copy to the Administrative Agent, a certificate, signed by an officer of such Bank, setting forth the amount required to be paid by Parent or the Company to such Bank and the computations made by such Bank to determine such amount. Determinations and allocations by such Bank for purposes of this Section 4.04 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. In the absence of manifest error, such certificate shall be conclusive and binding on each of Parent and the Company as to the amount so required to be paid by Parent or the Company to such Bank. Anything herein notwithstanding, no Bank shall have the right to demand compensation under this Section 4.04 (i) for reductions in a rate of return during any period more than 180 days prior to the date it has made a demand upon Parent or the Company pursuant to this Section 4.04 and
(ii) in the case of a demand under Section 4.04(b), unless such demand is made in accordance with a policy of the Bank being applied to all borrowers similarly situated.

            Section 4.05. Unavailability. If at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Bank's CD Loans or Eurodollar Loans has been made impracticable or unlawful because of compliance by such Bank in good faith with any law or guideline or interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), because certificates of deposit in the amount and requested maturity of such CD Loans are not marketable in the New York certificate of deposit market, because U.S. dollar deposits in the amount and requested maturity of such Eurodollar Loans are not available to the Bank in the London Eurodollar interbank market, or because of any other reason, then the Administrative Agent, upon notification to it of such determination by such Bank, shall forthwith advise the other Banks, Parent and the Company thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Bank, shall notify Parent or the Company and the other Banks that the circumstances specified by it in such notice no longer apply,
(i) notwithstanding any other provision of this Agreement, such CD Loans or Eurodollar Loans shall automatically and without requirement of notice by either Parent or the Company be converted to ABR Loans and (ii) the obliga-tion of such Bank (and only such Bank) to allow borrowing, elections and renewals of CD Loans or Eurodollar Loans, as the case may be, shall be sus-pended, and, if the Company shall request in a Revolving Credit Loan Request (Non-Bid) or Conversion Request that such Bank make a CD Loan or Eurodollar Loan, as the case may be, the loan requested to be made by such Bank shall instead be made as an ABR Loan. If the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the requested amount and maturity) are not being offered to the Reference Banks, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such unavailability no longer exist, the obligations of the Banks to make CD Loans or Eurodollar Loans, as the case may be, shall be suspended.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

            Section 5.01. Representations and Warranties of Parent and the Company. Parent and the Company represent and warrant that:

            (a) Corporate Existence and Power. Each of Parent and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as presently conducted.

            (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Parent and the Company of this Agreement, and by the Company of the Notes, are within the corporate powers of Parent or the Company, as the case may be, and have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene in any material respect, or constitute a material default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or Parent, as the case may be, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or Parent or result in the creation or imposition of any Lien on any asset of the Company or Parent or any of their Subsidiaries.

            (c) Binding Effect. This Agreement constitutes a valid and binding agreement of Parent and the Company, and the Notes will constitute valid and binding agreements of the Company when executed and delivered in accordance with this Agreement, in each case enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equity principles, regardless of whether considered in a proceeding in equity or at law.

            (d) Financial Information. (i) The consolidated balance sheet of Parent and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand and set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Parent and its Consolidated Subsidiaries as of such date and its consolidated results of operations and cash flows for such fiscal year. The balance sheet of the Company as of December 31, 1992 and the related statements of operations and cash flows for the fiscal year then ended, copies of which have been delivered to each of the Banks, fairly present the Company's financial position as of such date and its results of operations and cash flows for such fiscal year.

            (ii) The unaudited balance sheet of Parent and its Consolidated Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income and cash flows for the three-month period then ended, set forth in Parent's quarterly report for the fiscal quarter ended September 30, 1993 as filed with the Securities and Exchange Commission on Form 10-Q, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements of Parent referred to in Section 5.01(d)(i), the consolidated financial position of Parent and its Consolidated Subsidiaries as of such date and its consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments). The unaudited balance sheet of the Company as of September 30, 1993 and the related unaudited statements of operations and cash flows for the three month period then ended, copies of which have been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements of the Company referred to in Section 5.01(d)(i), the Company's financial position as of such date and its results of operations and cash flows for such three month period (subject to normal year-end adjustments).

            (iii) Since December 31, 1992, there has been no material adverse change in the business, consolidated financial position or consolidated results of operations of Parent and its Consolidated
Subsidiaries, considered as a whole.

            (e) Litigation. Except as disclosed in the reports or financial statements referred to in Section 5.01(d), or in Schedule 5.01(e), there is no action, suit or proceeding pending, or to the knowledge of Parent or the Company reasonably likely to be commenced, against Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Parent and its Consolidated Subsidiaries, considered as a whole, or which in any manner seeks to avoid the obligations of Parent or the Company to repay Revolving Credit Loans outstanding under any Note or this Agreement or obligations of Parent under Article VIII.

            (f) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            (g) Taxes. United States federal income tax returns of Parent and its domestic Subsidiaries have been examined and closed through the fiscal year ended December 31, 1984. Parent and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Parent or any Subsidiary, except for assessments being contested in good faith by appropriate proceedings and as to which Parent or such Subsidiary has set aside adequate reserves on its books. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Parent, adequate.

            (h) Material Subsidiaries. Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (i) Investment Company Act. Neither the Company nor Parent is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (j) Disclosure. All information heretofore furnished by Parent or any Subsidiary to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by Parent or any Subsidiary to the Administrative Agent or any Bank will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. Parent has disclosed to the Banks in writing any and all facts known to any officer of Parent which materially and adversely affect or may materially and adversely affect (to the extent Parent can now reasonably foresee) the business, properties, consolidated financial position or consolidated results of operations of Parent and its Consolidated Subsidiaries, considered as a whole.

            (k) Environmental Matters. In the ordinary course of its business, Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Parent has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, consolidated financial condition, or consolidated results of operations of Parent and its Consolidated Subsidiaries, considered as a whole.

            (l) Federal Reserve Regulation. After giving effect to the application of the proceeds of each Revolving Credit Loan, not more than 25% of the value of the consolidated assets of Parent or the Company (based on book value or another reasonable measure) will consist of or be represented by "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.


                                 ARTICLE VI

                           CONDITIONS OF LENDING

            Section 6.01.  Conditions to the Availability of the
Commitment. The obligations of each Bank hereunder are subject to, and the Banks' Commitments shall not become available until the date on which each of the following conditions precedent shall have been satisfied or waived in writing by each of the Banks:

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, duly executed and delivered by each of the Banks, Parent and the Company.

            (b) Evidence of Corporate Action. The Administrative Agent shall have received certified copies of all corporate action taken by each of Parent and the Company to authorize this Agreement and each of the other Credit Documents.

            (c) Arrangement Fee. The Administrative Agent shall have received, for the accounts of the Banks, an arrangement fee in an aggregate amount of $100,000.

            (d) Other Documents. The Administrative Agent shall have received such other certificates and documents as the Administrative Agent and the Banks reasonably may require.

            Section 6.02. Conditions to the Initial Loan. The obligations of each Bank in connection with the Initial Loan are subject to the conditions precedent that, on the date of such Initial Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by each Bank, and upon such satisfaction or waiver each Bank will give a written confirmation of the same to Parent on request:

            (a) Opinions of Counsel for Parent and the Company. The Administrative Agent shall have received favorable written opinions of Siri S. Marshall, General Counsel of Parent, and Sullivan & Cromwell, special counsel for Parent and the Company, dated the date hereof, in substantially the forms of Exhibits F-1 and F-2, respectively.

            (b) Opinion of Counsel for the Banks. The Administrative Agent shall have received a favorable written opinion of special counsel for the Banks, dated the date hereof, in substantially the form of Exhibit F-3.

            (c) Officer's Certificate. The Administrative Agent shall have received from Parent and the Company a certificate, dated the date hereof, to the effect set forth in Section 6.03(c) and (d), signed by an authorized officer of Parent and the Company.

            (d) Insurance Certificate. The Administrative Agent shall have received the certificate, dated the date hereof, referred to in
      Section 7.01(c)(ii).

            Section 6.03. Conditions to Each Revolving Credit Loan. The obligations of each Bank in connection with each Revolving Credit Loan (including the Initial Loan) are subject to the conditions precedent that, on the date of each such Revolving Credit Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by each Bank, and upon such satisfaction or waiver each Bank will give a written confirmation of the same to Parent on request:

            (a) Notes. In the case of any Revolving Credit Loan (other than a Bid Loan), the Administrative Agent on behalf of the Banks shall have received the relevant Revolving Credit Notes, duly executed and delivered by the Company, and in the case of any Bid Loan, the Administrative Agent on behalf of the relevant Banks shall have received the relevant Bid Notes, duly executed and delivered by the Company.

            (b) Loan Request. In the case of any Revolving Credit Loan (other than a Bid Loan), the Administrative Agent shall have received a Revolving Credit Loan Request (Non-Bid), in the form and manner set forth herein for such requests, and in the case of any Bid Loan, the Administrative Agent shall have received a Bid Loan Request, in the form and manner set forth herein for such requests.

            (c) Absence of Defaults. No Default or Event of Default shall have occurred and be continuing.

            (d) Representations and Warranties. The representations and warranties contained in Article V shall have been true when made and shall be true and correct with the same effect as though such repre-sentations and warranties had been made at the time of such Loan; and each of Parent and the Company shall have complied with all of its covenants and agreements under this Agreement.

            Section 6.04. Satisfaction of Conditions Precedent. Delivery by the Company of a Revolving Credit Loan Request (Non-Bid) or a Bid Loan Request, as the case may be, pursuant to Section 6.03(b) shall be deemed to constitute a certification of the Company that each of the foregoing conditions precedent in this Article VI has been satisfied or waived in writing by each Bank.


                                ARTICLE VII

                                 COVENANTS

            Section 7.01. Affirmative Covenants of Parent and the Company. Parent (and, in the case of Sections 7.01(b) and (g), the Company) agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

            (a)  Parent Information.  Parent will deliver to each of the
Banks:

            (i) as soon as available and in any event within 90 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand or other independent public accountants of nationally recognized standing;

           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of Parent's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Treasurer, chief financial officer or chief accounting officer of Parent;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the Treasurer or the chief financial officer of Parent (A) setting forth in reasonable detail the calculations required to establish whether Parent was in compliance with the requirements of Sections 7.02(a) through 7.02(d), inclusive, on the date of such financial statements and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Parent is taking or proposes to take with respect thereto;

           (iv) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants which reported on such statements
      (A) whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (iii) above;

            (v) within five days of any officer of the Company or Parent obtaining knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the Treasurer or the chief financial officer of Parent stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which Parent is taking or proposes to take with respect thereto;

           (vi) promptly upon the mailing thereof to the shareholders of Parent generally, copies of all financial statements, reports and proxy statements so mailed;

          (vii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Parent or the Company shall have filed with the Securities and Exchange Commission;

         (viii) if and when any member of the ERISA Group (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
      (D) applies for a waiver of the minimum funding standard under
      Section 412 of the Code, a copy of such application; (E) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (F) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (G) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Treasurer or chief financial officer of Parent setting forth details as to such occurrence and action, if any, which Parent or applicable member of the ERISA Group is required or proposes to take; and

           (ix) from time to time such additional information regarding the financial position or business of Parent or the Company as the Administrative Agent, at the request of any Bank, may reasonably request.

            (b) Company Information. The Company will deliver to each of the Banks:

            (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to fairness of presentation and consistency by the Treasurer, the chief financial officer or the chief accounting officer of the Company;

           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of such quarter and the related statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the Treasurer, the chief financial officer or the chief accounting officer of the Company; and

          (iii) from time to time such additional information regarding the financial position or business of the Company as the Administrative Agent, at the request of any Bank, may reasonably request.

            (c) Maintenance of Property. (i) Parent will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (ii) Parent will maintain, and will cause each Subsidiary to maintain, (A) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (B) public liability insurance (including products/completed operations liability coverage) in an amount not less than $100,000,000 and (C) such other insurance coverage in such amounts and with respect to such risks (including without limitation risks relating to assets or businesses sold by Parent and its Subsidiaries) as the Required Banks may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or insurers listed in Schedule 7.01(c) or otherwise approved in writing by the Required Banks. Parent will deliver to the Banks (A) on the date hereof, a certificate dated such date showing the amount of coverage as of such date, (B) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (C) within five days of receipt of notice by Parent (but not later than 15 days after receipt by any Subsidiary of any such notice) from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (D) forthwith, notice of any cancellation or nonrenewal of coverage by Parent.

            (d) Continuation of Business. Parent and its Subsidiaries will continue to engage in business of the same general type as conducted by Parent and its Subsidiaries on the date hereof, considered as a whole. Except as permitted in Section 7.02(a), Parent will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

            (e) Compliance with Law. Parent will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure so to comply would not have a material adverse effect on the business, consolidated financial position or consolidated results of operations of Parent and its Consolidated Subsidiaries, considered as a whole.

            (f) Books, Records and Inspection. Parent will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            (g) Use of Proceeds. The proceeds of the Revolving Credit Loans will be used (i) for general corporate purposes and/or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of funding or making payments on account of the purchase, redemption and retirement by Parent of any shares of capital stock of Parent or any related option, warrant or similar right. The proceeds of any Revolving Credit Loan will not be used by Parent or the Company in violation of any applicable law or regulation, including Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

            Section 7.02. Negative Covenants of Parent. Parent agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

            (a) Consolidations and Mergers. Parent will not, and will not permit the Company to, consolidate or merge with or into, or acquire all or substantially all the assets of, any other Person, except by merger of a Consolidated Subsidiary into Parent or into a Wholly owned Subsidiary.

            (b) Negative Pledge. Parent will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien on any asset (including, without limitation, any stock of any Subsidiary) now owned or hereafter acquired by it, except:

            (i) Liens existing on the date hereof securing obligations not exceeding $26,000,000 in aggregate amount;

           (ii) Liens arising in the ordinary course of its business which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (iii) any Lien on any assets securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

           (iv) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 7.02(b), provided that such Debt is not increased and is not secured by any additional assets;

            (v) any Lien existing on any asset prior to the acquisition thereof by Parent or a Consolidated Subsidiary and not created in contemplation of such acquisition;

           (vi)  Liens for taxes or assessments and similar charges either
      (A) not delinquent or (B) being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of Parent and its Subsidiaries;

          (vii) Liens arising out of judgments or awards against Parent or any Consolidated Subsidiary with respect to which Parent or such Consolidated Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, provided that (A) Parent or such Consolidated Subsidiary, as the case may be, shall have secured, within 60 days after the creation thereof, an effective stay of execution pending such appeal or review, and (B) the aggregate amount of such judgments and awards shall not exceed $200,000,000;

         (viii) Liens for minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of the real properties of Parent and the Consolidated Subsidiaries, considered as a whole, or materially impair their use in the operation of the business of Parent or the Consolidated Subsidiary owning the same;

           (ix) Liens of Consolidated Subsidiaries securing Debt of such Consolidated Subsidiaries to Parent;

            (x)  Liens in favor of the Banks;

           (xi) Liens securing Debt of up to an aggregate principal amount of (YEN)12,500,000,000 owing by Avon Products Company Limited, an indirect Japanese subsidiary of Parent ("Avon Japan"), to the Industrial Bank of Japan without recourse to Parent or any Subsidiary (other than Avon Japan), pursuant to the Credit Agreement, dated November 27, 1990, between Avon Japan and Industrial Bank of Japan (a copy of which, as in effect on the date hereof, has been delivered to the Banks), as such Credit Agreement may be amended or otherwise modified from time to time in accordance with its terms, provided that in any event the tenor of such Debt and the security, if any, provided therefor shall be as set forth in such Credit Agreement as in effect on the date hereof;

          (xii) Liens arising under the Pledge Agreement, dated as of June 17, 1992 (as such agreement may be amended, modified, extended or superseded from time to time), between Parent and Bankers Trust Company, as Collateral Agent, with respect to the proceeds of certain borrowings by Parent under the Multifacility Credit Agreement (as such agreement may be amended, modified, extended or superseded from time to time); and

         (xiii) any other Liens incurred in the ordinary course of business, provided that the aggregate amount of all such other Liens incurred in the ordinary course of business shall not exceed $20,000,000 at any time outstanding.

            (c) Ownership of the Company. Parent will at no time own less than 100% of each outstanding class of capital stock of the Company.

            (d) Interest Coverage Ratio. As of the last day of each fiscal quarter of Parent, the Interest Coverage Ratio will not be less than 4:1.

            (e) Consolidated Net Worth. Consolidated Net Worth will on no date be less than $150,000,000, provided, however, that in the event that the Consolidated Net Income in each of the two quarters immediately preceding the date of determination shall be less than $0, then Consolidated Net Worth on no date thereafter shall be less than $100,000,000.

            (f) Consolidated Debt. Consolidated Debt will on no date be greater than $800,000,000.


                                ARTICLE VIII

                             EVENTS OF DEFAULT

            Section 8.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

            (a) Either of Parent or the Company shall fail to pay when due any principal of any Revolving Credit Loan or shall fail to pay within 2 Business Days after the date when due any interest, fee or other amount payable hereunder;

            (b) Either of Parent or the Company shall fail to observe or perform any of its covenants contained in Section 7.01(g) or Section 7.02;

            (c) Either of Parent or the Company shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to Parent or the Company by the Administrative Agent at the request of any Bank;

            (d) Any representation, warranty, certification or statement made by Parent or the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made) (it being understood that good faith projections that are reasonable when made shall not be considered representations, warranties, certifications or statements for purposes of this Section 8.01(d));

            (e) Parent or any Subsidiary shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal (or face) amount of $10,000,000 or more when due or within any applicable grace period;

            (f) Any event or condition shall occur which results in the acceleration of the maturity of Debt having an aggregate principal (or face) amount of $10,000,000 or more of Parent or any Subsidiary of Parent or enables (or, with the giving of notice or lapse of time or both, would enable), the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) Parent, the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) An involuntary case or other proceeding shall be commenced against Parent, the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Parent, the Company or any Material Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

            (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under

      Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition specified in Section 4042(a)(1) of ERISA, shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

            (j) Judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Parent or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days; or

            (k) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of voting stock of Parent; or, during any period of 24 consecutive calendar months, individuals who were directors of Parent on the first day of such period shall cease to constitute a majority of the board of directors of Parent;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to both Parent and the Company, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to both Parent and the Company, declare the Notes (together with accrued interest thereon) to be, and such Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Parent and the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to either Parent or the Company, without any notice to either Parent or the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Parent and the Company, as the case may be.

            Section 8.02. Notice of Default. The Administrative Agent shall give notice to both Parent and the Company of the occurrence of any Event of Default under Section 8.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE IX

                   THE ADMINISTRATIVE AGENT AND THE BANKS

            Section 9.01. The Agency. Each Bank appoints Chemical Bank as its Administrative Agent hereunder and irrevocably authorizes Chemical Bank to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto, including the exercise by the Administrative Agent of powers delegated to the Administrative Agent and the Banks thereby, and Chemical Bank hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Banks shall be that of agent and principal only and nothing herein or therein shall be construed to constitute the Administrative Agent a trustee for any Bank nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

            Section 9.02. The Administrative Agent's Duties. The Administrative Agent shall promptly forward to each Bank copies, or notify each Bank as to the contents, of all notices and other communications received from Parent or the Company pursuant to the terms of this Agreement and the other Credit Documents. As to any other matter not expressly provided for herein or therein, the Administrative Agent shall have no duty to act or refrain from acting with respect to Parent or the Company, except upon the written instructions of the Required Banks. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note written notice of the transfer of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided for herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall not be bound by any waiver, amendment, supple-ment, or modification of this Agreement or the other Credit

Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on Parent or the Company pursuant to this Agreement or any other Credit Document nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default, unless it shall have received written notice from Parent, the Company or a Bank specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

            Section 9.03. Sharing of Payments and Expenses. All funds for the account of the Banks received by the Administrative Agent in respect of payments made by Parent or the Company pursuant to, or from any Person on account of, this Agreement or any other Credit Document shall be distributed forthwith by the Administrative Agent among the Banks, in like currency and funds as received, ratably in proportion to their respective interests therein. In the event that any Bank shall receive from Parent or the Company or any other source any payment of, on account of, or for or under this Agreement or any other Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise as permitted by law) other than in proportion to its Pro Rata Share, then such Bank shall purchase from each other Bank so much of its interest in obligations of Parent or the Company as shall be necessary in order that each Bank shall share such payment with each of the other Banks in proportion to each Bank's Pro Rata Share. In the event that any pur-chasing Bank shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest.

            Section 9.04. The Administrative Agent's Liabilities. Each of the Banks, Parent and the Company agrees that (i) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent and (iii) the Administrative Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

            Section 9.05. The Administrative Agent as a Bank. The Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Administrative Agent, and the terms "Bank" or "Banks", unless the context otherwise indicated, include the Administrative Agent in its individual capacity. The Administrative Agent may maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with Parent or any Subsidiary or affiliate of Parent as if it were any other Bank and without any duty to account therefor to the other Banks.

            Section 9.06. Bank Credit Decision. Neither the Administrative Agent nor any of its officers or employees has any respons-ibility for, gives any guaranty in respect of, nor makes any representation to the Banks as to, (i) the condition, financial or otherwise, of Parent or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Credit Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other Credit Document or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the other Credit Documents to which the Administrative Agent is a party, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the operations, business, property, condition or credit-worthiness of Parent or any of its Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Credit Document.

            Section 9.07. Indemnification. Each Bank agrees (which agreement shall survive payment of the Revolving Credit Loans and the Notes) to indemnify the Administrative Agent, to the extent not reimbursed by either Parent or the Company, ratably in accordance with its respective Commitment (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its respective officers or employees. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by either Parent or the Company.

            Section 9.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and Parent, and the Administrative Agent may be removed at any time by the Required Banks by giving written notice thereof to the Administrative Agent, the other Banks and Parent at least
10 Business Days prior to the effective date of such removal. Upon any such resignation or removal, Parent shall have the right to appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a capital and surplus of at least $250,000,000 (a "Qualified Admini-strative Agent"). If no such successor Administrative Agent shall have been so appointed by Parent and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resig-nation, or the Required Banks' giving notice of removal, as the case may be, the resigning or removed Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a Qualified Administrative Agent as set forth in this Section 9.08. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned or removed Administrative Agent, and the resigned or removed Administrative Agent shall be discharged from its duties and obligations in such capacity under this Agreement and any other Credit Documents. After any Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                 ARTICLE X

                                THE GUARANTY

            Section 10.01. The Guaranty. Parent unconditionally and irrevocably guarantees to the Banks and their respective successors, endorsees and assigns, the prompt payment when due of all present and future obligations and liabilities of all kinds of the Company to the Banks including any and all obligations of the Company under the Notes, this Agreement or any other Credit Documents, whether incurred by the Company as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever or whenever incurred by the Company (the "Guaranteed Obligations").

            Section 10.02. Absolute Guaranty. Parent's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument evidencing the Guaranteed Obligations or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to this Guaranty. The Banks make no representation or warranty in respect of any such circumstance and have no duty or responsibility whatsoever to Parent in respect to the management or maintenance of the Guaranteed Obligations or any collateral therefor. The Banks shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that the Company becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Banks so to file shall not affect Parent's obligations hereunder. In the event that any payment to the Banks in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Parent shall remain liable hereunder in respect of such Guaranteed Obligation as if such payment had not been made.

            Section 10.03. Consents, Waivers and Renewals. Parent agrees that the Banks may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Parent, extend the time of payment of, exchange or surrender any collateral for, or renew any Guaranteed Obligations, and may also make any agreement with the Company or with any other party to or person liable on any Guaranteed Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Banks and the Company or any such other party or person, without in any way impairing or affecting this Guaranty. Parent agrees that the Banks may resort to Parent for payment of any Guaranteed Obligations, whether or not the Banks shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Guaranteed Obligations.

            Section 10.04. Security. Without limiting any other right of each Bank, whenever any of the Guaranteed Obligations shall become due (whether by acceleration or otherwise) and whenever such Bank has the right to declare any of the Guaranteed Obligations to be immediately due and payable (whether or not it has so declared), such Bank at its sole election may set off against the Guaranteed Obligations all moneys then standing to the credit of Parent on the books of such Bank.

            Section 10.05. Subrogation. Parent will not exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement, and shall have no right of recourse to any assets or property of the Company held for the payment and performance of the Guaranteed Obligations. If any amount shall be paid to Parent in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

            Section 10.06. Continuing Guaranty. Parent's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on the Notes or any other amount payable by the Company under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, Parent's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

            Section 10.07. Waiver of Notice. Parent waives notice of the acceptance of this Guaranty and of the making of any loans or extensions of credit to the Company, presentment to or demand or payment from anyone whomsoever liable upon any of the Guaranteed Obligations, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.


                                 ARTICLE XI

                               MISCELLANEOUS

            Section 11.01. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 11.02. Set-off. As security for its obligations hereunder, each of Parent and the Company hereby grants to each Bank a security interest in, lien upon, and right of set-off against any moneys standing to the credit of Parent or the Company, as the case may be, on the books of such Bank in any deposit or other account maintained with any branch of such Bank.

            Section 11.03. Expenses. Parent and the Company each jointly and severally agrees to pay all out-of-pocket expenses incurred by the Administrative Agent and any Bank, including the reasonable fees and disbursements of one firm of counsel chosen from time to time to represent the Banks as a group in connection with the execution and delivery of this Agreement, the Credit Documents and related closing documentation and, if necessary, in connection with the execution, administration and enforcement of any provisions of this Agreement and the other Credit Documents.

            Section 11.04. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of Parent, the Company and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided, that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Revolving Credit Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) amend or modify or release Article X or (vi) amend or waive the provisions of this Section 11.04 or the definition of "Required Banks".

            Section 11.05. Cumulative Rights and No Waiver. Each and every right granted to the Administrative Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent or any Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

            Section 11.06. Notices. Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing or by telecopy to a party at its address as indicated below, except that notices from the Company pursuant to Section 2.02, 2.04,
2.05 or 2.06 will not be effective until received by the Administrative
Agent.

            A communication, demand or notice given pursuant to this
Section 11.06 shall be addressed:

            If to Parent or the Company, at

                  Avon Products, Inc.
                  9 West 57th Street
                  New York, New York 10019
                  Telex: 423899 or 23560
                  Answerback:  AVON UR
                  Telephone: (212) 546-8492
                  Telecopy:  (212) 546-8752
                  Attention:  Mr. John E. Donaldson, Jr.
                                Vice President and Treasurer

            If to the Administrative Agent or any Bank, at its address as indicated on the signature pages hereof.

            Unless otherwise provided to the contrary herein, any notice which is required to be given in writing or by telephone pursuant to the terms of this Agreement may be given by telex, telecopy or facsimile transmission.

            Section 11.07. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            Section 11.08. No Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of Parent, the Company and the Banks and their respective successors. Except as permitted in Section 11.08(c), no interest in the Commitment of any Bank or any Loan or Note hereunder, nor any right of a Bank hereunder, may be assigned to any Person that was not, prior to such assignment, a Bank hereunder. Neither Parent nor the Company shall assign or delegate any of its respective rights or obligations hereunder, without the prior written consent of all the Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Revolving Credit Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Parent, the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and Parent, the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Parent and the Company hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses
(i) through (vi), inclusive, of Section 11.04 without the consent of the Participant. Each of Parent and the Company agrees that each Participant shall be entitled to the benefits of Sections 4.03, 4.04 and

11.04 with respect to its participating interest; provided, that (i) all amounts payable to a Bank for the account of a Participant under Sections 4.03, 4.04 and 11.04 shall be determined as if such Bank had not granted such participation to the Participant and (ii) no Participant shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Bank would have been entitled to receive with respect to the rights participated, unless such transfer is made with Parent's prior written consent or by reason of the provisions of Section 4.04 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

            (c) Any Bank may, with the prior written consent of Parent (which consent shall not be unreasonably withheld), assign all or a portion of its Commitment and its related rights and obligations under this Agreement or any Note to another bank all the voting securities of which are owned, directly or indirectly, by a bank holding company of which such Bank is a subsidiary; and any such bank shall upon such assignment become a Bank. In addition, any Bank may at any time assign all or a portion of its rights (but not its obligations) under this Agreement, or any Note to a Federal Reserve Bank; provided that no such assignment shall release such Bank from any obligation it may have hereunder or thereunder. As set forth herein, any Bank may at any time assign all or a portion of its rights or obligations under this Agreement to any institution that is a "Bank" under this Agreement or the Multifacility Credit Agreement.

            (d) Notwithstanding any other provision of this Agreement, no Bank may sell, assign or participate all or any portion of its Commitment or Revolving Credit Loans hereunder to any "broker" or "dealer" (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934) or any other person which is a "creditor" as defined in Regulation T of the Board of Governors of the Federal Reserve System.

            Section 11.09. WAIVER OF RIGHT TO JURY. PARENT, THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE BANKS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

            Section 11.10. Indemnity. Parent and the Company, jointly and severally, agree to indemnify the Administrative Agent and each of the Banks and their respec tive directors, officers, employees, agents and controlling persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consummation of the transactions and the other transactions contemplated hereby or thereby,
(ii) the use of the proceeds of the Revolving Credit Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the fore-going, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of any Indemnitee.

            The provisions of this Section 11.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Credit Loans, the reduction or cancellation of the Total Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of the Banks. All amounts due under this
Section 11.10 shall be payable in immediately available funds upon written demand therefor.

            Section 11.11. Confidentiality. Except as may be required to enforce the rights and duties established hereunder (including establishing and maintaining the Bank's perfected security interest in the Collateral), the parties hereto shall preserve in a confidential manner all information received from any other party pursuant to this Agreement, the Notes and the transactions contemplated hereunder and thereunder, and shall not disclose such information except to those persons with which a confidential relationship is maintained (including regulators, legal counsel, accountants, or designated agents), or where required by law.

            Section 11.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    AVON CAPITAL CORPORATION


                                    By: /s/ JOHN E. DONALDSON, JR.
                                      Name: John E. Donaldson, Jr.
                                      Title: Vice President and
                                                Treasurer


                                    AVON PRODUCTS, INC.


                                    By: /s/ JOHN E. DONALDSON, JR.
                                      Name: John E. Donaldson, Jr.
                                      Title: Vice President and
                                                Treasurer


                                    CHEMICAL BANK, as Administrative Agent


                                    By: /s/ LAURA E. THORNE
                                      Name:  Laura Thorne
                                      Title:  Vice President

                                    Address for Notices:

                                    Chemical Bank
                                    270 Park Avenue
                                    New York, New York 10017

                                    Attention:  Ms. Laura Thorne
                                    Telecopy:  (212) 270-7138
                                    Telephone:  (212) 270-7213

Revolving Credit                    BANK OF AMERICA NATIONAL
Commitment:  $ 25,000,000           TRUST & SAVINGS ASSOCIATION


                                    By: /s/ JOHN POCALYKO
                                       Name:  John Pokalyko
                                       Title:  Vice President

                                    Address for Notices:

                                    Bank of America NT & SA
                                    1850 Gateway Boulevard
                                    Concord, California  94520

                                    Attention:  Ms. Carolyn Pewitt
                                    Telecopy:  (510) 675-7531
                                    Telephone: (510) 675-7755

                                    Eurodollar Lending Office:

                                    Bank of America NT & SA
                                    1850 Gateway Boulevard
                                    Concord, California  94520

Revolving Credit                    THE CHASE MANHATTAN BANK, N.A.
Commitment:  $ 25,000,000


                                    By: /s/ RUTH I. DREESSEN
                                       Name:  Ruth I. Dreessen
                                       Title:  Managing Director

                                    Address for Notices:

                                    The Chase Manhattan Bank, N.A.
                                    One Chase Manhattan Plaza
                                    New York, New York  10081

                                    Attention:  Ms. Ruth I. Dreessen
                                    Telecopy:  (212) 552-1457
                                    Telephone:  (212) 552-6121

                                    Eurodollar Lending Office:

                                    The Chase Manhattan Bank, N.A.
                                    One Chase Manhattan Plaza
                                    New York, New York  10081

Revolving Credit                    CHEMICAL BANK, as a Bank
Commitment:  $ 25,000,000


                                    By: /s/ LAURA E. THORNE
                                       Name:  Laura Thorne
                                       Title: Vice President

                                    Address for Notices:

                                    Chemical Bank
                                    270 Park Avenue
                                    New York, New York  10017

                                    Attention:  Ms. Laura Thorne
                                    Telecopy:  (212) 270-7138
                                    Telephone:  (212) 270-7213

                                    Eurodollar Lending Office:

                                    Chemical Bank
                                    270 Park Avenue
                                    New York, New York  10017

Revolving Credit                    DEUTSCHE BANK AG - NEW YORK
Commitment:  $ 25,000,000           AND/OR CAYMAN ISLANDS BRANCHES


                                    By: /s/ JEFFREY N. WIESER
                                       Name:  Jeffrey N. Weiser
                                       Title:  Director

                                    By: /s/ ROSS A. HOWARD
                                       Name:  Ross A. Howard
                                       Title:  Assistant Vice President

                                    Address for Notices:

                                    Deutsche Bank AG
                                    New York Branch
                                    31 West 52nd Street, 24th Floor
                                    New York, New York  10019

                                    Attention:  Mr. Jeffrey N. Wieser
                                    Telecopy:  (212) 474-8212
                                    Telephone:  (212) 474-8233

                                    Eurodollar Lending Office:

                                    Deutsche Bank AG
                                    Cayman Islands Branch
                                    c/o Deutsche Bank AG
                                    New York Branch
                                    31 West 52nd Street, 24th Floor
                                    New York, New York  10019

Revolving Credit                    NATIONSBANK OF NORTH CAROLINA, N.A.
Commitment:  $ 25,000,000


                                    By: /s/ MICHAEL J. CERMINARO
                                       Name:  Michael J. Cerminaro
                                       Title: Senior Vice President

                                    Address for Notices:

                                    NationsBank of North Carolina, N.A.
                                    1 NationsBank Plaza, NCI-002-06-19
                                    Charlotte, North Carolina 28255

                                    Attention:  Ms. Donna Cox
                                    Telecopy:   (704) 386-8694
                                    Telephone:  (704) 386-3933

                                    Eurodollar Lending Office:

                                    NationsBank of North Carolina, N.A.
                                    1 NationsBank Plaza, NCI-002-06-19
                                    Charlotte, North Carolina 28255

Revolving Credit                    SWISS BANK CORPORATION
Commitment:  $ 25,000,000           NEW YORK BRANCH


                                    By: /s/ MARCIA L. THATCHER
                                       Name:  Marcia L. Thatcher
                                       Title:  Director,
                                                 Merchant Banking


                                    By: /s/ JEROME J. GOODMAN
                                       Name:  Jerome J. Goodman
                                       Title:  Director,
                                                 Merchant Banking


                                    Address for Notices:

                                    Swiss Bank Corporation
                                    New York Branch
                                    222 Broadway - 4th Floor
                                    New York, New York  10008

                                    Attention:  Mr. Filippe M. Goossens
                                    Telecopy:  (212) 574-4395
                                    Telephone:  (212) 574-3110

                                    Eurodollar Lending Office:

                                    Swiss Bank Corporation
                                    Cayman Islands Branch
                                    Swiss Bank Corporation
                                    New York Branch
                                    222 Broadway - 4th Floor
                                    New York, New York  10008

Revolving Credit                    THE BANK OF TOKYO TRUST COMPANY
Commitment:  $ 25,000,000


                                    By: /s/ JEFFREY D. MILLAR
                                       Name:  Jeffrey D. Millar
                                       Title:  Vice President

                                    Address for Notices:

                                    The Bank of Tokyo Trust Company
                                    1251 Avenue of the Americas
                                    12th Floor
                                    New York, New York  10116-3138

                                    Attention:  Mr. Jeffrey D. Millar
                                    Telecopy:  (212) 782-6445
                                    Telephone:  (212) 782-4308

                                    Eurodollar Lending Office:

                                    The Bank of Tokyo Trust Company
                                    1251 Avenue of the Americas
                                    12th Floor
                                    New York, New York  10116-3138

Revolving Credit                    THE TORONTO-DOMINION BANK
Commitment:  $ 25,000,000


                                    By: /s/ KATHERINE LUCEY
                                       Name:  Katherine Lucey
                                       Title:  Director

                                    Address for Notices:

                                    The Toronto-Dominion Bank
                                    31 West 52nd Street - 20th Floor
                                    New York, New York  10019-6101

                                    Attention:  Ms. Katherine Lucey
                                    Telecopy:  (212) 262-1926
                                    Telephone:  (212) 468-0573

                                    Eurodollar Lending Office:

                                    The Toronto-Dominion Bank
                                    31 West 52nd Street
                                    New York, New York  10019-6101

                                                           SCHEDULE 5.01(e)


                             Certain Litigation




                                  - None -

                                                           SCHEDULE 7.01(c)


                       Insurers Not Rated B+ or Above



      (1)   X.L. Insurance Company, Ltd.

      (2)   A.C.E. Insurance Company, Ltd.

                                                                  EXHIBIT A





                          Form of Bid Loan Request



                                                ____________, 199_



Chemical Bank, as Administrative
Agent
140 East 45th Street
29th Floor
New York, New York 10017
Attention:  Mr. James Halka
              [Tel.:  (212) 622-0756
               Fax:  (212) 622-0002]

                           Re:  Bid Loan Request

Dear Sirs:

            We hereby refer to the Revolving Credit Agreement, dated as of March 11, 1994 (the "Credit Agreement"), among Avon Products, Inc., Avon Capital Corporation, each of the banks identified on the signature pages thereof and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

            AVON CAPITAL CORPORATION hereby gives you notice pursuant to
Section 2.06(b) of the Credit Agreement that it requests a Bid Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan is requested to be made:

      (A)  Borrowing Date1/          _________________________

      (B)  Principal Amount2/        $

      (C)  Date for Repayment3/      _________________________



1/     Must be a Business Day.
2/     Must be an amount not less than $5,000,000 or an integral multiple of
      $1,000,000 in excess thereof.
3/     At least 10 days and not more than 90 days after the Borrowing Date.

      (D)  Interest Rate or Basis4/    _________________________

      (E)  Interest Period, if any5/  _________________________


                                      Very truly yours,

                                      AVON CAPITAL CORPORATION

                                      By:_______________________
                                         Title:























4/     State interest rate index, if any, and any margin in excess thereof.
      Interest rate index may be CD Base Rate, Adjusted CD Rate, Base LIBOR or LIBOR.
5/     30, 60, 90 or 180 days with respect to CD Base Rate or Adjusted CD
      Rate index, 1, 2, 3 or 6 months with respect to Base LIBOR or LIBOR. Not applicable with respect to other indices.

                                                                  EXHIBIT B





                              Form of Bid Note



$___,000,000                                          _______________, 199_


            AVON CAPITAL CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to the order of [BANK] (the "Bank"), on [MATURITY], the principal sum of [AMOUNT] ($___,000,000) pursuant to that certain Revolving Credit Agreement, dated as of March 11, 1994 (as amended, extended or otherwise modified from time to time, the "Credit Agreement"), among Avon Products, Inc., the Company, each of the banks identified on the signature pages thereof and Chemical Bank, as Administrative Agent.

            The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rate or rates per annum and on the date or dates specified in or determined pursuant to the Credit Agreement.

            Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the Bank at its office as specified on the signature pages of the Credit Agreement, or at such other office or offices as may be designated by the Bank pursuant to the Credit Agreement.

            All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

            This Note is one of the Bid Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver or certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

            THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Pursuant to the Credit Agreement, payment in full of principal and interest on this Note is unconditionally guaranteed by Avon Products, Inc. a New York corporation.


                                      AVON CAPITAL CORPORATION


                                      By:_____________________
                                          Title:

                                                            EXHIBIT C








                       Form of Revolving Credit Note


$___,000,000                                                 March 11, 1994


            AVON CAPITAL CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to the order of [BANK] (the "Bank"), on March 11, 1997, the principal sum of [AMOUNT] ($___,000,000) or, if less, the aggregate principal amount of the Revolving Credit Loans (other than Bid Loans) made by the Bank pursuant to that certain Revolving Credit Agreement, dated as of March 11, 1994 (as amended, extended or otherwise modified from time to time, the "Credit Agreement"), among Avon Products, Inc., the Company, each of the banks identified on the signature pages thereof and Chemical Bank, as Administrative Agent.

            The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

            Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the Bank at its office specified on the signature pages of the Credit Agreement, or at such other office or offices as may be designated by the Bank pursuant to the Credit Agreement.

            All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or shall be recorded by the holder of this Note in its internal records; provided, however, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the obligation of the

Company to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

            This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

            THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Pursuant to the Credit Agreement, payment in full of principal and interest on this Note is unconditionally guaranteed by Avon Products, Inc., a New York corporation.

                                      AVON CAPITAL CORPORATION


                                      By: __________________________
                                           John E. Donaldson, Jr.
                                          Vice President & Treasurer

               REVOLVING CREDIT LOANS (OTHER THAN BID LOANS)
                           AND PRINCIPAL PAYMENTS



          Amount of Revolving                      Amount of Principal          Amount of Unpaid
           Credit Loans Made                             Repaid                 Principal Balance


                          Euro      Interest                       Euro                       Euro
          ABR      CD    dollar    Period (if     ABR      CD     dollar       ABR     CD    dollar              Notation
  Date    Loan    Loan    Loan     applicable)    Loan    Loan     Loan        Loan   Loan    Loan      Total    Made By


































                                                                  EXHIBIT D




                         Form of Conversion Request


                                            ________________, 199_



Chemical Bank, as Administrative
Agent
140 East 45th Street
29th Floor
New York, New York  10017
Attention:  Mr. James Halka
              [Tel.:  (212) 622-0756
               Fax:  (212) 622-0002]

                          Re:  Conversion Request

Dear Sirs:

            We hereby refer to the Revolving Credit Agreement, dated as of March 11, 1994 (as amended, extended or modified from time to time, the "Credit Agreement"), among Avon Products, Inc., Avon Capital Corporation, each of the banks identified on the signature pages thereof and Chemical Bank, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

            AVON CAPITAL CORPORATION (the "Company") hereby requests pursuant to Section 3.06(a) of the Credit Agreement that on ____________, 199_,

            (1) $___,000,000 of the presently outstanding principal amount of Revolving Credit Loans originally made on ___________, 19__ [and $_________ of the presently outstanding principal amount of the Revolving Credit Loans originally made on ________, 19__],

            (2) presently being maintained as [ABR Loans] [CD Loans] [Eurodollar Loans],

            (3)  be [converted into] [continued as],

            (4) [CD Loans having an Interest Period of [30][60][90][180] days] [Eurodollar Loans having an Interest Period of [one][two][three][six] months] [ABR Loans].

                                      Very truly yours,

                                      AVON CAPITAL CORPORATION

                                      By:_____________________
                                         Title:

                                                                  EXHIBIT E





              Form of Revolving Credit Loan Request (Non-Bid)


                                          ________________, 199_


Chemical Bank, as Administrative
Agent
140 East 45th Street
29th Floor
New York, New York  10017
Attention:  Mr. James Halka
              [Tel.:  (212) 622-0756
               Fax:  (212) 622-0002]

                         Re:  Revolving Credit Loan
                          Request (Non-Bid)

Dear Sirs:

            We hereby refer to the Revolving Credit Agreement, dated as of March 11, 1994 (as amended, extended or modified from time to time, the "Credit Agreement"), among Avon Products, Inc., Avon Capital Corporation, each of the banks identified on the signature pages thereof and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

            AVON CAPITAL CORPORATION (the "Company") hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement that it requests a Revolving Credit Loan (other than a Bid Loan) under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Credit Loan is requested to be made:

      (A)   Borrowing Date1/

      (B)   Principal Amount2/             $

      (C)   Interest Rate Basis3/

      (D)   Interest Period and the













1/     Must be a Business Day.
2/     Must be an amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
3/     May be:  ABR Loan, CD Loan or Eurodollar Loan.

            last day thereof4/

                                          Very truly yours,

                                          AVON CAPITAL CORPORATION



                                          By:
                                             Title:




















































4/     30, 60, 90 or 180 days in the case of CD Loans, 1, 2, 3 or 6 months in the case of Eurodollar Loans.  Not applicable to ABR Loans.

                                                                EXHIBIT F-1





                Form of Opinion of General Counsel of Parent



                                                March 11, 1994



To the Banks and the Administrative Agent
   Parties to the Revolving Credit Agreement
   Referred to Below
c/o Chemical Bank, as
Administrative Agent
270 Park Avenue
New York, New York  10017


Dear Sirs:

            I am the General Counsel of Avon Products, Inc., a New York corporation ("Parent"), and have acted as counsel for Parent and Avon Capital Corporation (the "Company") in connection with the Revolving Credit Agreement, dated as of March 11, 1994 (the "Credit Agreement"), among Parent, the Company and each of the banks named on the signature pages thereof (the "Banks") and Chemical Bank, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings given them in the Credit Agreement. In that connection I have examined executed counterparts of the Credit Agreement, the executed Revolving Credit Notes, and originals or copies certified to my satisfaction of such corporate documents and records of Parent and the Company to render the opinion hereinafter set forth. I have assumed for purposes of such opinion that the Credit Agreement has been duly executed and delivered by each of you pursuant to due authority. As to questions of fact relating to Parent and the Company material to the opinion hereinafter set forth, I have relied upon certifications of appropriate officers of Parent and the Company.

            Based on the foregoing, I am of the opinion that:

            1. Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, and has all corporate powers required to carry on its business as presently conducted. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as presently conducted.

            2. The execution, delivery and performance by Parent and the Company of the Credit Agreement and the execution, delivery and performance by the Company of the Revolving Credit Notes are within the corporate powers of Parent or the Company, as the case may be, and, in each case, have been duly authorized by all necessary corporate action on their respective parts, require no action by or in respect of, or filing (other than routine informational filings) with, any governmental body, agency or official of the United States or the State of New York or pursuant to the General Corporation Law of the State of Delaware, do not to my knowledge contravene any applicable provision of United States Federal or New York State law or the General Corporation Law of the State of Delaware and do not contravene, or constitute a default under the respective certificate of incorporation or by-laws of Parent or the Company or under any agreement, judgment, injunction, order, decree or other instrument binding upon Parent or the Company, as the case may be, or result in the creation or imposition of any Lien on any asset of Parent or any Subsidiary.

            3. Except as disclosed in the reports or financial statements referred to in Section 5.01(d) of the Credit Agreement, or in
      Schedule 5.01(e) thereto, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened, against or affecting Parent or any Subsidiary before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Parent and its Consolidated Subsidiaries, considered as a whole, or which in any manner seeks to avoid the obligations of Parent or the Company to repay Revolving Credit Loans outstanding under any Note, the Credit Agreement or obligations of Parent under Article VIII of the Credit Agreement.

            4. Each of Parent's Material Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as presently conducted.

            The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. In addition I am expressing no opinion as to the effect, if any, of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that may be charged or collected by a bank.

            With your approval, I have relied as to certain matters on information obtained from public officials, officers of Parent and the Company and other sources believed by me to be responsible, and I have assumed that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than Parent and the Company, as the case may be, and that the signatures on all documents examined by me (other than those of persons signing on behalf of Parent or the Company) are genuine, assumptions which I have not independently verified.

            This opinion is furnished by me as General Counsel for Parent and the Company pursuant to Section 6.02(a) of the Agreement to you as Banks and the Administrative Agent and is solely for your benefit.

                                          Very truly yours,



                                          Siri S. Marshall

                                                                EXHIBIT F-2





                  Form of Opinion of Sullivan & Cromwell,
                   Special Counsel for Parent and Company



                                                             March 11, 1994



To the Banks and the Administrative Agent
Parties to the Revolving Credit Agreement
Referred to Below,
   c/o Chemical Bank, as
   Administrative Agent,
      270 Park Avenue
         New York, New York  10017.


Dear Sirs:

            We have acted as special counsel for Avon Products, Inc., a New York corporation ("Parent"), and Avon Capital Corporation, a Delaware corporation (the "Company"), in connection with the Revolving Credit Agreement, dated as of March 11, 1994 (the "Credit Agreement"), among Parent, the Company, the banks listed on the signature pages thereof (the "Banks") and Chemical Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

            In such capacity, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

            1. Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, and has all corporate powers required to carry on its business as presently conducted. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as presently conducted.

            2. The execution, delivery and performance by Parent and the Company of the Credit Agreement and the execution, delivery and performance by the Company of the Revolving Credit Notes are within the corporate powers of Parent or the Company, as the case may be, and, in each case, have been duly authorized by all necessary corporate action on their respective parts, require no action by or in respect of, or filing (other than routine information filings) (a) with any governmental body, agency or official of the United States or the State of New York or
(b) pursuant to the General Corporation Law of the State of Delaware, and do not contravene any applicable provision of United States Federal or New York State law or regulation, including, without limitation, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System or the General Corporation Law of the State of Delaware or of the respective certificate of incorporation or by-laws of Parent or the Company.

            3. Each of the Credit Agreement and the Revolving Credit Notes constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            4. The Credit Agreement constitutes the valid and legally binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition we are expressing no opinion as to the effect, if any, of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that may be charged or collected by a bank.

            As contemplated by the qualifications set forth in paragraphs (3) and (4) above, in rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers or to the redemption or repurchase of stock.

            In expressing the opinion set forth in paragraph (2) above with respect to the non-contravention of applicable United States Federal or New York State law or regulation or the Delaware General Corporation law, we are not passing upon the adequacy of any disclosure made or to be made in connection with the Credit Agreement or the transactions contemplated thereby.

            In expressing the opinions set forth in paragraphs (2), (3) and
(4) above, we express no opinion as to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification.

            With your approval, we have relied as to certain matters on information obtained from public officials, officers of Parent and the Company and other sources believed by us to be responsible, and we have assumed that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than Parent and the Company, as the case may be, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

            This opinion is furnished pursuant to Section 6.02(a) of the Credit Agreement by us as special counsel for Parent and the Company to you as Banks and the Administrative Agent and is solely for your benefit.


                                          Very truly yours,

                                                                EXHIBIT F-3





              Form of Opinion of Special Counsel for the Banks



                                                March 11, 1994



To the Banks and the Administrative Agent
Parties to the Revolving Credit Agreement
Referred to Below
c/o Chemical Bank, as
Administrative Agent
270 Park Avenue
New York, New York  10017


Dear Sirs:

            We have reviewed the Revolving Credit Agreement, dated as of March 11, 1994 (the "Credit Agreement"), among Avon Products, Inc., a New York corporation ("Parent"), Avon Capital Corporation, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks"), and Chemical Bank, as Administrative Agent, and have acted as special counsel for the Administrative Agent and the Banks for the purpose of rendering this opinion. In such capacity, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that in our opinion:

            1. The Credit Agreement and the Revolving Credit Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            2. The Credit Agreement constitutes the valid and legally binding obligations of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            As contemplated by the qualifications set forth in paragraphs
(1) and (2) above, in rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers or to the redemption or repurchase of stock.

            In expressing the opinions set forth in paragraphs (1) and (2) above, we express no opinion as to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification.

            With your approval, we have relied as to certain matters on information obtained from public officials, officers of Parent and the Company and other sources believed by us to be responsible, and we have assumed that the Credit Agreement and the Revolving Credit Notes each has been duly authorized, executed and delivered by the parties thereto, as the case may be, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

            The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, we are expressing no opinion as to the effect, if any, of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect. Terms defined in the Credit Agreement are used herein as defined therein.

            This opinion is furnished by us as your special counsel pursuant to Section 6.02(b) of the Credit Agreement to you as Banks and the Administrative Agent and is solely for your benefit.

                                    Very truly yours,